Exhibit 99.1

Reliance Global Group Announces Reverse Stock Split

LAKEWOOD, N.J., June 26, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”) today announced that the Company’s Board of Directors approved a 1-for-17 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock (the “Common Stock”) in order to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (Rule 5550(a)(2)). The Company was not required to obtain shareholder approval to effectuate the Reverse Stock Split. The Company filed articles of amendment to the Company’s articles of incorporation, as amended, with the Secretary of State of the State of Florida to effectuate the Reverse Stock Split as of 5:00 p.m. Eastern Time on June 28, 2024. The Common Stock will begin trading on The Nasdaq Capital Market on a reverse split-adjusted basis at the start of trading on July 1, 2024, under the symbol “RELI” and under a new CUSIP number, 75946W 405.

Ezra Beyman, CEO of Reliance, remarked, “Reliance is proud to be a Nasdaq listed company and we know the actions being taken are important to our investors as they will help ensure continued compliance with Nasdaq listing rules. This is a pivotal time for Reliance as we complete the final steps to close what we anticipate will be a groundbreaking acquisition for our Company—the proposed acquisition of Spetner Associates in the second half of 2024. This acquisition, poised to be the largest in our history, is expected to double our annual revenues to approximately $28 million and significantly advance our goal of creating a highly profitable enterprise that provides substantial returns to our shareholders. We are highly optimistic about our future, remain steadfast in our commitment to our business strategy, and believe that the prospects for our Company are exceptionally promising.”

Upon implementation of the Reverse Stock Split, every 17 shares of the Company’s issued and outstanding Common Stock will automatically convert into one share of Common Stock without any change to the par value of $0.086 per share and the amount of Common Stock outstanding will be reduced from approximately 15.7 million shares to approximately 921,000 shares. Following the Reverse Stock Split, the ownership percentage of each shareholder will remain unchanged. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options and warrants, and other incentive awards, as well as the applicable exercise price.

Information to Stockholders

VStock Transfer, LLC, the Company transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split. VStock Transfer, LLC may be reached for questions at (212) 828-8436.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com